Exhibit 3.5

CERTIFICATE OF LIMITED PARTNERSHIP

OF

INTRINERGY OPERATING, L.P.

This Certificate of Limited Partnership of Intrinergy Operating, L.P. (the “Limited Partnership”), dated March 18, 2010 has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.             Name.  The name of the Limited Partnership is Intrinergy Operating, L.P.

2.             Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE  19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE  19801

3.             General Partner.  The name and the mailing address of the General Partner is:

Intrinergy Operating GP, L.L.C.

1309 E. Cary Street, Suite 200

Richmond, VA 23219

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

General Partner

INTRINERGY OPERATING GP, L.L.C.

By: Intrinergy Holdings, L.P., its sole member

By: Intrinergy Holdings GP, L.L.C., its general partner

By: R/C Wood Pellet Investment Partnership, L.P., its sole member

By: Riverstone/Carlyle Renewable Energy Partners II, L.P., its general partner

By: R/C Renewable Energy GP II, LLC, its general partner

By:	/s/ Thomas Walker
Thomas Walker
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:49 PM 08/06/2010 FILED 02:11 PM 08/06/2010 SRV 100808548 - 4801107 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
INTRINERGY OPERATING, L.P.
(changing name to Enviva, LP)

FIRST. This Certificate of Amendment to Certificate of Limited Partnership of Intrinergy Operating, L.P., a Delaware limited partnership, dated as of July 21, 2010, has been executed and is being filed by David Meeker in his capacity as Vice President of Enviva GP, LLC, a Delaware limited liability company, which is the General Partner of Intrinergy Operating, L.P., a Delaware limited partnership.

SECOND. The Certificate of Limited Partnership of the limited partnership is hereby amended to change the name of the limited partnership to Enviva, LP.

THIRD. The name and mailing address of the General Partner is:

Enviva GP, LI.0

c/o Riverstone Holdings LLC

712 Fifth Avenue, 51st Floor

New York, New York 10019

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Limited Partnership as of the date first above written.

[Remainder of page intentionally left blank Signature page follows.]

INTRINERGY OPERATING, L.P.,
a Delaware limited partnership

By:	Enviva GP, LLC,
a Delaware limited company
Its:	General Partner

	By:	/s/ David Meeker
David Meeker, Vice President